                                                                     EXHIBIT 2.3

                               ROLL-UP AGREEMENT

     This Roll-Up Agreement (this "Agreement") is entered into as of December 16, 1999 by and among CarsDirect.com, Inc., a Delaware corporation ("CarsDirect.com"), BANK ONE CORPORATION, a Delaware corporation ("Bank One"), Bank One, N.A., Columbus, Ohio, a national banking association organized under the laws of the United States and a wholly owned subsidiary of Bank One ("Bank One NA"), Banc One Insurance Services Corporation, a Wisconsin corporation ("Banc One Insurance Services Corporation") and CD1Financial.com, LLC, a Delaware limited liability company ("CD1").

                                   RECITALS

     A. CarsDirect.com and Bank One entered into the Operating Agreement of CD1 dated May 28, 1999 (the "Operating Agreement"), pursuant to which Bank One NA, as successor to Banc One Vehicle Finance Corporation, an Ohio corporation, its wholly-owned subsidiary, was designated as a Member (as defined in the Operating Agreement) of CD1, and pursuant to which Bank One NA currently holds all of Bank One's Interest (as defined in the Operating Agreement) in CD1, which such Interest includes a 49% Allocation Percentage (as defined in the Operating Agreement) in CD1.

     B. As of October 31, 1999, the total assets net of total liabilities of CD1 equaled approximately $3.8 million.

     C. Bank One desires to sell, and CarsDirect.com desires to purchase, the entire Interest in CD1 held by Bank One, Bank One NA and their affiliates for an aggregate purchase price of $2,000,000; immediately prior to such sale, Bank One and CarsDirect.com desire to amend and restate the Operating Agreement of CD1 in the form set forth as Exhibit A hereto (the "Amended and Restated Operating
                      ---------
Agreement").

     D. CarsDirect.com, Bank One and CD1 entered into a Master Agreement dated May 28, 1999 (the "Master Agreement").

     E. CarsDirect.com desires to pay, and Bank One desires to receive, $30,874,889, in exchange for the termination of the Master Agreement, including the termination of the exclusivity provisions set forth therein, and in settlement of all outstanding liabilities, claims and other obligations arising from or related to the Master Agreement.

     F. In connection with the foregoing, CarsDirect.com and Bank One desire to set forth the nature of their business relationship following the date hereof pursuant to the Term Sheet attached hereto as Exhibit B (the "Term Sheet"),
                                              ---------
which the parties desire to make legally binding.

     G. Bank One NA holds a warrant (the "Warrant") dated August 18, 1999, to acquire shares of CarsDirect.com Common Stock.

     H. Pursuant to the terms of the Warrant, the parties wish to confirm that Bank One NA owns a currently exercisable Warrant to purchase 2,085,970 shares of CarsDirect.com Common Stock (referred to in the Warrant as the "Determination Number").

     I. In addition, in connection with the foregoing, CarsDirect.com and Bank One desire to terminate the Amendment No. 1, dated August 18, 1999, to the CarsDirect.com Third Amended and Restated Investor Rights Agreement dated May 7, 1999 (the "Rights Agreement Amendment") entered into between CarsDirect.com, Bank One and certain stockholders of CarsDirect.com.

     J. CarsDirect.com, Banc One Insurance Services Corporation and CD1 entered into an Insurance Services Agreement dated August 3, 1999 (the "Insurance Agreement").

     K. CarsDirect.com, CD1 and Banc One Insurance Services Corporation desire to terminate the Insurance Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.   The Restatement of the Relationship. At the Closing (as defined below)
          -----------------------------------
and subject to and upon the terms and conditions of this Agreement, the following shall occur:

          (a) CarsDirect.com shall pay and deliver to Bank One NA by wire transfer of immediately available funds to an account designated by Bank One the aggregate amounts of $30,874,889, on account of the agreements set forth in
Section 4 below, and $2,000,000, on account of the sale of the Interest in CD1 to CarsDirect.com pursuant to Section 1(b) below.

          (b) Bank One NA (and, to the extent applicable, Bank One and any of its affiliates) shall transfer to CarsDirect.com all of its right, title, duties and interest in and to its Interest in CD1.

          (c) CarsDirect.com and Bank One NA shall execute and deliver the Amended and Restated Operating Agreement.

          (d) Bank One shall execute and deliver the Fourth Amended and Restated Investor Rights Agreement ("Rights Agreement") dated October 27, 1999, between CarsDirect.com and certain of its stockholders.

          (e) The representatives of Bank One on the Board of Directors of CD1 shall submit their resignations from the Board of Directors of CD1 effective as of the Closing.

          (f) The parties hereto agree that the Amended and Restated Operating Agreement shall be executed and deemed effective immediately prior to those other actions taken at the Closing.

          (g) The Warrant shall become immediately exercisable by its terms for 2,085,970 shares of CarsDirect.com Common Stock.

          (h) CarsDirect.com and Bank One hereby agree that the terms of the Term Sheet shall be binding upon the parties identified therein until such time as any such terms shall terminate in accordance with the terms of the Term Sheet or as otherwise agreed to by said parties in writing.

          (i) In recognition of the liquidation of Bank One Vehicle Finance Corporation, CarsDirect.com shall issue to Bank One NA a replacement Warrant pursuant to Section 3 of the Warrant with terms identical to the Warrant previously held by Bank One Vehicle Finance Corporation, and the Warrant issued to Banc One Vehicle Finance Corporation shall thereupon be cancelled.

     2.   Closing. The closing of the performance of the actions required by
          -------
this Agreement shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304 at 10:00 a.m., on the date hereof or at such other time and place as the parties hereto shall mutually agree.

     3.   Survival of Certain Obligations under Operating Agreement.
          ---------------------------------------------------------
CarsDirect.com, Bank One and Bank One NA hereby acknowledge and agree that following the Closing, Bank One NA shall cease to be a Member (as defined in the Operating Agreement) of CD1, the Interests in CD1 shall be owned entirely by CarsDirect.com (and CarsDirect.com shall have a 100% Allocation Percentage in
CD1) and that notwithstanding Sections 7 or 10.9 of the Operating Agreement (which shall not apply to the transactions described in this Agreement or to Bank One or its affiliates), neither Bank One nor any of its affiliates shall have any further rights or obligations as an owner of an Interest or as a Member, or otherwise, with respect to CD1, including without limitation that Bank One and its affiliates shall have no further liability or obligation under
Section 3.1(b) of the Operating Agreement. Other than as set forth in this Agreement, the foregoing sentence shall not limit or restrict the rights of Bank One NA under the Warrant, Section 6.16 of the Operating Agreement or Section 7 of this Agreement. Notwithstanding the foregoing, Bank One NA shall remain subject to and shall retain the benefits of Sections 6.12(a), 6.13, 6.14 and 9 of the Operating Agreement, with respect to the period prior to Closing, and the foregoing sections of the Operating Agreement shall survive with respect to such periods notwithstanding the amendment of the Operating Agreement or liquidation or dissolution of CD1.

     4.   Termination of Master Amendment. CarsDirect.com, CD1 and Bank One
          -------------------------------
agree that as of the Closing, the Master Agreement (including any amendments thereto and derivatives therefrom, other than this Agreement, the Amended and Restated Operating Agreement, the Warrant, the Rights Agreement and the Term Sheet (together, the "Continuing Agreements")) shall be terminated and thereafter shall be deemed null and void; provided, however, that notwithstanding anything in this Agreement to the contrary, the indemnification provisions of Section 22 of the Master Agreement shall survive and remain in full force and effect with respect to Damages (as defined in the Master Agreement) resulting from claims brought by third parties unaffiliated with either CarsDirect.com, CD1 or Bank One.

     5.   Termination of Insurance Agreement. CarsDirect.com, CD1 and Bank One
          ----------------------------------
agree that as of the Closing, the Insurance Agreement (including any amendments thereto and derivatives therefrom, other than the Continuing Agreements) shall be terminated and thereafter shall be deemed null and void.

     6.   Termination of Rights Agreement Amendment.  CarsDirect.com and Bank
          -----------------------------------------
One agree that as of the Closing, the Rights Agreement Amendment shall be terminated and thereafter shall be deemed null and void.

     7.   Registration Rights.
          -------------------

          (a) CarsDirect.com hereby agrees that on and after the Closing, (i) Bank One NA will be a "Holder" (as such term is defined in the Rights Agreement), and (ii) the 2,085,970 shares of CarsDirect.com Common Stock issuable pursuant to the exercise of the Warrant (and shares of CarsDirect.com Common Stock issuable in respect of the foregoing upon any stock split, stock dividend, recapitalization or similar event) will be "Registrable Securities" (as such term is defined in the Rights Agreement), in each case subject to the execution of the Rights Agreement by Bank One.

          (b) Notwithstanding Section 7(a) hereof, in lieu of such other legends as may be required pursuant to Section 3 of the Rights Agreement, any stock certificate(s) representing shares of capital stock of CarsDirect.com issued to Bank One or Bank One NA shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED OTHER THAN TO BANK ONE CORPORATION (OR A MAJORITY OWNED SUBSIDIARY THEREOF WHICH QUALIFIES AS AN "ACCREDITED INVESTOR") UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS OTHERWISE UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON THE TRANSFEREES OF THESE SHARES.

          (c) Notwithstanding the provisions of the third sentence of Section 4 of the Rights Agreement, CarsDirect.com agrees that Bank One and Bank One NA shall not be required to provide prior written notice of the transfer of Restricted Securities (as such term is defined in the Rights Agreement) with respect to any transfer to Bank One or any majority-owned subsidiary of either Bank One or Bank One NA, provided that any such transfer after the date hereof shall not deemed effective until such transferee executes and becomes subject to the Rights Agreement. Bank

One and/or Bank One NA shall notify CarsDirect.com of the identity of any such subsidiary transferee as soon as practicable with respect to any such transfer (unless a registration statement is in effect with respect to such Restricted Securities).

          (d) CarsDirect.com hereby agrees that with respect to the second sentence of Section 11 of the Rights Agreement, the term "Purchaser" shall be deemed to include Bank One and/or Bank One NA.

          (e) Subject to Sections 6(c) and
(d) of the Rights Agreement, notwithstanding those minimum stock ownership requirements set forth in Section 6(a) of the Rights Agreement, CarsDirect.com hereby agrees to provide to Bank One or to a majority-owned subsidiary of Bank One designated by Bank One the financial information described in Section 6(a)(i), (ii), and (iii) of the Rights Agreement, without regard to any subsequent amendments to Section 6(a), while Bank One or Bank One NA and/or any affiliate(s) (as defined in Rule 405 of the Securities Act) thereof continue to hold the Warrant prior to exercise, or, following exercise of the Warrant, continue to hold at least the lesser of (i) 1,000,000 shares of CarsDirect.com Common Stock (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) or (ii) fifty percent (50%) of the shares of CarsDirect.com Common Stock initially acquired by Bank One NA pursuant to the exercise of the Warrant (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like).

          (f) Bank One and Bank One NA hereby expressly agree that each of them, and any transferee of any shares of CarsDirect.com capital stock acquired by them pursuant to the exercise of the Warrant or otherwise, shall be subject to the lockup agreement set forth in Section 7 of the Rights Agreement.

     8.   Publicity. CarsDirect.com shall not issue any press release or other
          ---------
public communication that is not routine in nature concerning the relationship of CarsDirect.com with Bank One or any Bank One affiliate, without the prior approval of Bank One or such affiliate.

     9.   Representations and Warranties of CarsDirect.com. and CD1.
          ---------------------------------------------------------

          (a) Organization and Standing. CarsDirect.com is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. CD1 is a limited liability company duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.

          (b) Corporate Power. CarsDirect.com has all requisite legal and corporate power and authority to execute and deliver the Roll-Up Agreements (as defined below) and to carry out and perform its obligations under the terms of the Roll-Up Agreements. For purposes of this Section 9 and Section 10, references to the "Roll-Up Agreements" shall be deemed a reference to each of this Agreement, the Amended and Restated Operating Agreement and the Rights Agreement, insofar as the applicable party is a party thereto.

          (c) Authorization; Compliance with Laws. All corporate action on the part of CarsDirect.com, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Roll-Up Agreements by CarsDirect.com, and the performance of all of CarsDirect.com's obligations under the Roll-Up Agreements, has been taken. The Roll-Up Agreements, when executed and delivered by CarsDirect.com, shall constitute valid and binding obligations of CarsDirect.com, enforceable in accordance with their terms. The execution, delivery and performance of the Roll-Up Agreements by CarsDirect.com, and the performance of its business thereunder, will not violate in any material respect any law, rule, regulation, order, agreement, settlement or judgment applicable to CarsDirect.com. All corporate action on the part of CD1, its officers, directors and members necessary for the authorization, execution, delivery and performance of the Roll-Up Agreements by CD1, and the performance of all of CD1's obligations under the Roll-Up Agreements, has been taken. The Roll-Up Agreements, when executed and delivered by CD1, shall constitute a valid and binding obligation of CD1, enforceable in accordance with its terms. The execution, delivery and performance of the Roll-Up Agreements by CD1, and the performance of its business hereunder, will not violate in any material respect any law, rule, regulation, order, agreement, settlement or judgment applicable to CD1.

          (d) Litigation. There is no action, suit, proceeding or, to CarsDirect.com's knowledge, investigation pending or, to CarsDirect.com's knowledge, currently threatened against CarsDirect.com that questions the validity of the Roll-Up Agreements, or the right of CarsDirect.com to enter into each such agreement, or to consummate the transactions contemplated hereby or thereby. CarsDirect.com is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which prohibits the transactions contemplated by the Roll-Up Agreements. There is no such action, suit or proceeding brought by CarsDirect.com currently pending or which CarsDirect.com currently intends to initiate. There is no action, suit, proceeding or, to CD1's knowledge, investigation pending or, to CD1's knowledge, currently threatened against CD1 that questions the validity of the Roll-Up Agreements, or the right of CD1 to enter into the Roll-Up Agreements, or to consummate the transactions contemplated hereby. CD1 is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which prohibits the transactions contemplated by the Roll-Up Agreements. There is no such action, suit or proceeding brought by CD1 currently pending or which CD1 currently intends to initiate.

          (e) Consents and Approvals. No consent, approval, filing, exemption, waiver or registration with any governmental entity or any other Person is required to be made or obtained by CarsDirect.com or CD1 in connection with the execution, delivery or performance of the Roll-Up Agreements or the consummation of the transactions contemplated hereby or thereby, other than in the case of the Term Sheet, various government licenses and approvals required in various jurisdictions to engage in the business contemplated thereunder.

     10.  Representations and Warranties of Bank One and Bank One NA.
          ----------------------------------------------------------

          (a) Organization and Standing. Bank One is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Bank One NA is a national banking association duly organized and validly existing under, and by virtue of, the laws of the United States and is in good standing under such laws.

          (b) Corporate Power. Bank One has all requisite legal and corporate power and authority to execute and deliver the Roll-Up Agreements and to carry out and perform its obligations under the terms of the Roll-Up Agreements. Bank One NA has all requisite legal and corporate power and authority to execute and deliver the Roll-Up Agreements and to carry out and perform its obligations under the terms of the Roll-Up Agreements.

          (c) Authorization; Compliance with Laws. All corporate action on the part of Bank One, its officers, directors and stockholders necessary for the authorization, execution, delivery nd performance of the Roll-Up Agreements, has been taken. The Roll-Up Agreements, has been taken. The Roll-Up Agreements, when executed and delivered by Bank One, shall constitute valid and binding obligations of Bank One, enforceable in accordance with their terms. The execution, delivery and performance of the Roll-Up Agreements by Bank One, and the performance of its business thereunder, will not violate in any material respect any law, rule, regulation, order, agreement, settlement or judgment applicable to Bank One. All corporate action on the part of Bank One NA, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Roll-Up Agreements by Bank One NA, and the performance of all of Bank One NA's obligations under the Roll-Up Agreements, has been taken. The Roll-Up Agreements, when executed and delivered by Bank One NA, shall constitute the valid and binding obligations of Bank One NA, enforceable an accordance with their terms. The execution, delivery and performance of the Roll-Up Agreements by Bank One NA, and the performance of its business thereunder, will not violate in any material respect any law, rule, regulation, order, agreement, settlement or judgement applicable to Bank One NA.

          (d) Litigation. There is no action, suit, proceeding or, to Bank One's knowledge, investigation pending or, to Bank One's knowledge, currently threatened against Bank One that questions the validity of the Roll-Up Agreements, or the right of Bank One to enter into each such agreement, or to consummate the transactions contemplated hereby or thereby. Bank One is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which prohibits the transactions contemplated by the Roll-Up Agreements. There is no action, suit or proceeding brought by Bank One currently pending or which Bank One currently intends to initiate with respect to the transactions contemplated by the Roll-Up Agreements. There is no action, suit, proceeding or, to Bank One NA's knowledge, investigation pending or, to Bank One NA's knowledge, currently threatened against Bank One NA that questions the validity of the Roll-Up Agreements, or the right of Bank One NA to enter into the Roll-Up Agreements, or to consummate the transactions contemplated hereby or thereby. Bank One NA is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which prohibits the transactions contemplated by the Roll-Up Agreements. There is no action, suit or proceeding brought by Bank One NA currently pending or which Bank One NA currently intends to initiate with respect to the transactions contemplated by the Roll-Up Agreements.

          (e) Consents and Approvals. No consent, approval, filing, exemption, waiver or registration with any governmental entity or any other Person is required to be made or obtained by Bank One or Bank One NA in connection with the execution, delivery or performance of the Roll-Up Agreements or the consummation of the transactions contemplated hereby or thereby.

     11.  Indemnification.
          ---------------

          (a) By CarsDirect.com. CarsDirect.com shall indemnify, save and hold harmless Bank One and its affiliates and their respective representatives, from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims brought by third parties and expenses in connection therewith, including without limitation, interest, penalties, reasonable attorneys' fees and expenses (including fees and expenses of in-house legal counsel) and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, the "Indemnifiable Damages"), incurred in connection with or arising out of or resulting from any material breach of any covenant or agreement, or the material inaccuracy of any representation or warranty, made by CarsDirect.com or CD1 in or pursuant to the Roll-Up Agreements.

          (b) By Bank One. Bank One shall indemnify, save and hold harmless CarsDirect.com and its affiliates, and their respective representatives from and against any and all Indemnifiable Damages incurred in connection with or arising out of or resulting from any material breach of any covenant or agreement, or the material inaccuracy of any representation or warranty, made by Bank One or Bank One NA in or pursuant to the Roll-Up Agreements.

          (c) Claims. If a claim for Indemnifiable Damages is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party as soon as practical after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Indemnifiable Damages for which indemnification may be sought under this
Section 11. If any claim, lawsuit, proceeding or action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 days after the service of the citation or summons); provided, that the failure of any indemnified party to give the notice required by the preceding clause or sentence shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then, except as provided below, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate (at the indemnifying party's expense) in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and provided, further, that if the indemnifying party shall not have employed counsel to direct the defense of any such action or if any such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), legal and other expenses thereafter reasonably incurred by the indemnified party shall be borne by the indemnifying party. An indemnified party shall not be entitled to any payment under an indemnity hereunder with respect to any action or portion of an action until such action or portion shall have been settled by agreement among the pertinent parties or shall have been finally determined (including any appeals unless by agreement no further appeals are taken) by a court or board of arbitration of competent jurisdiction. No indemnifying party shall be required to pay indemnification hereunder as a result of a settlement or compromise unless the indemnified party shall have given its prior written consent to such settlement or compromise, which consent shall not be unreasonably withheld.

          (d) No Consequential Damages. Notwithstanding any provision of this Agreement to the contrary, NO PARTY HERETO SHALL BE LIABLE TO ANY INDEMNIFIED PARTY FOR ANY CONSEQUENTIAL DAMAGES SUFFERED BY SAID PERSON, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     12.  Successors and Assigns. The provisions hereto shall inure to the
          ----------------------
benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     13.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     14.  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the internal laws of the State of Delaware without regard to conflict of laws provisions.

     15.  Amendments. This Agreement may be amended by the parties hereto only
          ----------
by an instrument in writing signed on behalf of each of the parties hereto.

                                 * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                       CARSDIRECT.COM, INC.


                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       BANK ONE CORPORATION

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________


                                       CD1FINANCIAL.COM, LLC

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       BANK ONE, N.A.,
                                       Columbus, Ohio

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                                       BANC ONE INSURANCE SERVICES
                                       CORPORATION

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

                      Signature Page to Roll-Up Agreement